Exhibit 99.1

Gentherm Reports 2025 First Quarter Results

Delivered Revenue of $354 million, up +1% ex-FX, led by Strong Lumbar and Massage Comfort Solutions Growth

Secured $400 million of Automotive New Business Awards including Key Conquest Wins

Commenced Shipment of Customer Approved Production Components from New Morocco Facility

2025 Full Year Revenue Guidance Remains Unchanged, Adjusted EBITDA Margin Range Expanded

NOVI, Michigan, April 24, 2025 -- Gentherm (NASDAQ:THRM), a global market leader of innovative thermal management and pneumatic comfort technologies, today announced its financial results for the first quarter ending March 31, 2025.

“I am pleased with the Gentherm team’s engagement and commitment to driving improved performance throughout the business. Despite the challenging environment, we delivered a first quarter that was in line with our expectations. We made notable progress on positioning the company for future growth by reinvigorating our product lifecycle management, evaluating new market opportunities, and standardizing key processes throughout the company,” said Bill Presley, the Company's President and CEO. “For the year, we have assessed the latest light vehicle production forecasts and the impact of tariffs in effect today. We are maintaining our revenue guidance while slightly adjusting our margin guidance to reflect these expected impacts.”

First Quarter Highlights

•
Secured automotive new business awards totaling $400 million, including Gentherm’s first lumbar and massage comfort solutions award by a Japanese OEM and a conquest Climate Control Seat award from Volvo.
•
Product revenues of $353.9 million decreased 0.6% from $356.0 million in the prior year. Excluding the impact of foreign currency translation, product revenues increased 0.9%, with Automotive increasing 0.8% and Medical increasing 5.9%.
•
Automotive Climate and Comfort Solutions revenue increased 3.8% year over year, or 5.3% adjusting for the impact of foreign currency translation, outperforming light vehicle production in our relevant markets by more than 300 basis points (based on S&P Global’s mid-April report).
•
Gross margin decreased 50 basis points year over year from 24.9% to 24.4%. The decrease was primarily driven by higher freight costs, product mix, and the costs related to our footprint realignment, partially offset by strong net material performance.
•
Net (loss) income was $(0.1) million, a decrease from $14.9 million in the prior year, primarily driven by net unrealized foreign currency losses, a loss on the sale of the former headquarters building, and the decline in gross margin, partially offset by lower restructuring expenses.
•
Adjusted EBITDA was $39.3 million, or 11.1% of revenue, a decrease from $43.5 million, or 12.2% of revenue, in the prior year. The decrease was primarily driven by the decline in gross margin and the negative impact of realized foreign exchange.
•
GAAP diluted (loss) earnings per share was $(0.00), compared to $0.47 in the prior year.
•
Adjusted diluted earnings per share was $0.51, compared to $0.62 in the prior year.
•
Maintained net leverage ~0.5x and liquidity of ~$400 million, both flat year over year.

Presley concluded, “Despite the near-term disruptions, our priorities remain the same. Our focus is scaling our technology, optimizing our operations, and driving efficiencies. Gentherm has unique capabilities, strong operating momentum, and additional paths for growth. I remain confident in our ability to succeed on these key priorities and drive shareholder value.”

Guidance

The Company’s guidance for full year 2025 is provided below:

•
Product revenues between $1.4 billion and $1.5 billion
•
Adjusted EBITDA between 11.5% and 13% of product revenues
•
Full year effective tax rate between 26% and 29%
•
Capital expenditures between $70 million and $80 million

Guidance assumes:

•
Tariffs currently in effect as of today.
•
Limited net impact from changes to customer demand schedules to date.
•
A reduction in overall industry demand based on S&P Global Mobility’s Light Vehicle Production Forecast from mid-April
o
Compared to the mid-February report, our total relevant markets declined 2% from 74.2 to 72.9 million units, with North America down 7% from 15.1 to 14.0 million units.
•
EUR to USD exchange rate of ~$1.10/Euro.

The Company provides various non-GAAP financial measures in this release. See “Use of Non-GAAP Measures” below for additional information, including definitions, usefulness for investors and limitations, as well reconciliations below to the most directly comparable GAAP financial measures.

Conference Call

As previously announced, Gentherm will conduct a conference call today at 8:00 am Eastern Time to review these results. The dial-in number for the call is 1-877-407-4018 (callers in the U.S.) or +1-201-689-8471 (callers outside this U.S.). The passcode for the live call is 13753379.

A live webcast and one-year archived replay of the call, as well as a copy of the supplemental materials that will be used during the conference call, can be accessed on the Events page of the Investor section of Gentherm's website at www.gentherm.com.

A telephonic replay will be available approximately two hours after the call until 11:59 pm Eastern Time on May 8, 2025. The replay can be accessed by dialing 1-844-512-2921 (callers in the U.S.), or +1-412-317-6671 (callers outside the U.S.). The passcode for the replay is 13753379.

Investor Contact
Gregory Blanchette
investors@gentherm.com
248.308.1702

Media Contact
Melissa Fischer
media@gentherm.com
248.289.9702

About Gentherm

Gentherm (NASDAQ: THRM) is a global market leader of innovative thermal management and pneumatic comfort technologies. Automotive products include Climate Control Seats (CCS®), Climate Control Interiors (CCI™), Lumbar and Massage Comfort Solutions, and Valve Systems. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has more than 14,000 employees in facilities across 13 countries. In 2024, the company recorded annual sales of approximately $1.5 billion and secured $2.4 billion in automotive new business awards. For more information, go to www.gentherm.com.

Forward-Looking Statements

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management's reasonable expectations and beliefs. In making these statements we rely on assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments, third party information and projections from sources that management believes to be reputable, as well as other factors we consider appropriate under the circumstances. Such statements are subject to a number of important assumptions, significant risks and uncertainties (some of which are beyond our control) and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including but not limited to:

•
macroeconomic, geopolitical and similar global factors in the cyclical Automotive industry;
•
the impact of, and our ability to mitigate the effects of, global economic and trade policies, including increases in duties, tariffs and taxation on the import or export of our products related to U.S. trade disputes;
•
increasing U.S. and global competition, including with non-traditional entrants;
•
our ability to effectively manage new product launches and research and development, and the market acceptance of such products and technologies;
•
the evolution and challenges of the automotive industry towards electric vehicles, autonomous vehicles and mobility on demand services, and related consumer behaviors and preferences;
•
our ability to convert automotive new business awards into product revenues;
•
the constraints in the supply chain environment, and inflationary and other cost pressures;
•
the production levels of our major customers and OEMs in our relevant markets and sudden fluctuations in such production levels;
•
our business in China, which is subject to unique operational, competitive, geopolitical, regulatory and economic risks;
•
the impact of our global operations, including our global supply chain, operations within Ukraine, and foreign currency and exchange risk;
•
our product quality and safety and impact of product safety recalls and alleged defects in products;
•
our ability to attract and retain highly skilled employees and wage inflation;
•
a tightening labor market, labor shortages or work stoppages impacting us, our customers or our suppliers, such as recent labor strikes among certain OEMs and suppliers;

•
our achievement of product cost reductions to offset customer-imposed price reductions or other pricing pressures;
•
our ability to execute efforts to optimize our global supply chain and manufacturing footprint, including opening new facilities and transferring production;
•
our ability to source, consummate, integrate and achieve planned benefits of strategic acquisitions, investments and, as applicable, exits;
•
any security breaches and other disruptions to our information technology networks and systems, as well as privacy, data security and data protection risks, including risks associated with use of artificial intelligence capabilities in our business operations;
•
any loss or insolvency of our key customers and OEMs, or key suppliers;
•
our ability to project future sales volume based on third-party information, based on which we manage our business;
•
the protection of our intellectual property in certain jurisdictions;
•
our compliance with global anti-corruption laws and regulations;
•
legal and regulatory proceedings and claims involving us or one of our major customers;
•
the extensive regulation of our patient temperature management business;
•
risks associated with our manufacturing processes;
•
the effects of climate change and catastrophic events, as well as regulatory and stakeholder-imposed requirements to address climate change and other sustainability issues;
•
our product quality and safety;
•
our borrowing availability under our revolving credit facility, as well ability to access the capital markets, to support our planned growth; and
•
our indebtedness and compliance with our debt covenants.

The foregoing risks should be read in conjunction with the Company's reports filed with or furnished to the Securities and Exchange Commission (the “SEC”), including “Risk Factors,” in its most recent Annual Report on Form 10-K and subsequent SEC filings, for a discussion of these and other risks and uncertainties. In addition, with reasonable frequency, we have entered into business combinations, acquisitions, divestitures, strategic investments and other significant transactions. Such forward-looking statements do not include the potential impact of any such transactions that may be completed after the date hereof, each of which may present material risks to the Company’s future business and financial results. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time.

Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its strategies or expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP throughout this release, the Company has provided here or elsewhere information regarding: adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”); Adjusted EBITDA margin; adjusted earnings per share (“Adjusted earnings per share” or “Adjusted EPS”); free cash flow; net capital expenditures (“net CAPEX”); Net Debt, liquidity; net leverage ratio (“net leverage”), revenue, segment revenue and product revenue excluding foreign currency translation and other specified gains and losses; and adjusted operating expenses, each a non-GAAP financial measure. The Company defines Adjusted EBITDA as (losses) earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, non-cash stock based compensation expenses, restructuring expenses, net, unrealized currency gain or loss and other gains and losses not reflective of the Company’s ongoing operations and related tax effects. The Company defines Adjusted

EBITDA margin as Adjusted EBITDA divided by product revenues. The Company defines Adjusted EPS as earnings adjusted by restructuring expenses, net, unrealized currency gain or loss and other gains and losses not reflective of the Company’s ongoing operations and related tax effects. The Company defines Free Cash Flow as Net cash from operating activities less Purchases of property and equipment. The Company defines net CAPEX as Purchases of property and equipment less Proceeds from the sale of property and equipment. The Company defines Net Debt as the principal amount of all Consolidated Funded Indebtedness (as defined in the Credit Agreement) less cash and cash equivalents. The Company defines liquidity as the sum of cash and cash equivalents and availability under the Company’s revolving line of credit. The Company defines net leverage as Net Debt divided by Adjusted EBITDA for the trailing four fiscal quarters. The Company defines revenue, segment revenue or product revenue excluding foreign currency translation and other specified gains and losses as such revenue, excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue using the prior period foreign currency exchange rates and excluding the other items specified in the reconciliation tables herein. The Company defines adjusted operating expenses as operating expenses excluding related non-cash stock based compensation, restructuring expenses, net, and other losses not reflective of the Company’s ongoing operations.

The Company’s reconciliations are included in this release or can be found in the supplemental materials on the Company’s website.

In evaluating its business, the Company considers and uses Free Cash Flow and Net Debt as supplemental measures of its liquidity and the other non-GAAP financial measures as supplemental measures of its operating performance. Management provides such non-GAAP financial measures so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company's performance on a period-over-period basis by excluding matters not indicative of the Company’s ongoing operating or liquidity results and therefore enhance the comparability of the Company's results and provide additional information for analyzing trends in the business. In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur revenues, expenses, and cash and non-cash obligations that are the same as or similar to some of the adjustments in our presentation of non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There also can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. Other companies in our industry may define and calculate these non-GAAP financial measures differently than we do and those calculations may not be comparable to our metrics. These non-GAAP measures have limitations as analytical tools, and when assessing the Company's operating performance or liquidity, investors should not consider these non-GAAP measures in isolation, or as a substitute for net income (loss), revenue or other consolidated income statement or cash flow statement data prepared in accordance with GAAP.

Non-GAAP measures referenced in this release and other public communications may include estimates of future Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS. The Company has not reconciled the non-GAAP forward-looking guidance included in this release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF (LOSS) INCOME

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Product revenues	$353,854	$356,015
Cost of sales	267,389	267,262
Gross margin	86,465	88,753
Operating expenses:
Net research and development expenses	24,216	22,745
Selling, general and administrative expenses	38,478	40,721
Restructuring expenses, net	4,514	7,238
Loss on sale of land and building, net	2,196	—
Total operating expenses	69,404	70,704
Operating income	17,061	18,049
Interest expense, net	(3,555)	(3,244)
Foreign currency (loss) gain	(10,298)	2,549
Other (loss) income	(1,124)	973
Earnings before income tax	2,084	18,327
Income tax expense	2,212	3,542
Net (loss) income	$(128)	$14,785
Basic (loss) earnings per share	$(0.00)	$0.47
Diluted (loss) earnings per share	$(0.00)	$0.47
Weighted average number of shares – basic	30,779	31,544
Weighted average number of shares – diluted	30,779	31,691

GENTHERM INCORPORATED

REVENUE BY PRODUCT CATEGORY AND RECONCILIATION OF FOREIGN CURRENCY TRANSLATION IMPACT

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2025	2024	% Change
Climate Control Seats (a)	$191,153	$192,049	(0.5)%
Climate Control Interiors (a)	45,341	44,398	2.1%
Lumbar and Massage Comfort Solutions	45,313	38,251	18.5%
Climate and Comfort Electronics (a)	7,715	4,226	82.6%
Automotive Climate and Comfort Solutions	289,522	278,924	3.8%
Valve Systems	23,173	26,625	(13.0)%
Other Automotive (a)	29,179	39,089	(25.4)%
Subtotal Automotive segment	341,874	344,638	(0.8)%
Medical segment	11,980	11,377	5.3%
Total Company	$353,854	$356,015	(0.6)%

Foreign currency translation impact (b)	(5,421)	—
Total Company, excluding foreign currency translation impact	$359,275	$356,015	0.9%

(a) Product categories have been modified, and prior-period amounts have been recast to conform with the current period presentation. Climate Control Seats (CCS) includes CCS Heat (previously Seat Heaters), CCS Vent/CCS Active Cool (previously CCS) and CCS Neck Conditioners (previously included in Other Automotive). Climate Control Interiors (CCI) includes CCI Steering Wheel Heat and CCI Interior Heat (previously included in Other Automotive). Other Automotive includes Automotive Cables, Battery Performance Solutions, non-automotive electronics and contract manufacturing electronics (previously classified as Electronics).

(b) Foreign currency translation impacts for the Automotive segment and Medical segment were $(5,352) and $(69) respectively, for the three months ended March 31, 2025. Foreign currency translation impacts for Automotive Climate and Comfort Solutions were $(4,271) for the three months ended March 31, 2025.

GENTHERM INCORPORATED

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

AND ADJUSTED EBITDA MARGIN

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net (loss) income	$(128)	$14,785
Add back:
Depreciation and amortization	12,788	13,580
Income tax expense	2,212	3,542
Interest expense, net (a)	3,555	3,244
Adjustments:
Non-cash stock based compensation (b)	2,597	3,797
Restructuring expenses, net	4,514	7,238
Unrealized currency loss (gain)	9,607	(1,856)
Loss on sale of land and building, net	2,196	—
Leadership transition expenses	898	—
Non-automotive electronics inventory benefit	—	(1,060)
Other (c)	1,102	272
Adjusted EBITDA	$39,341	$43,542

Product revenues	$353,854	$356,015
Net (loss) income margin	(0.0)%	4.2%
Adjusted EBITDA margin	11.1%	12.2%

(a) Includes $302 of interest expense for the three months ended March 31, 2025, related to mark-to-market adjustment of our floating-to-fixed interest rate swap agreement with a notional amount of $100,000.

(b) Includes operating expenses of $2,349 and $3,490 for the three months ended March 31, 2025 and 2024, respectively.
(c) Includes a $1,294 write-down of an equity investment for the three months ended March 31, 2025.

GENTHERM INCORPORATED

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED NET INCOME

AND ADJUSTED EARNINGS PER SHARE

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net (loss) income	$(128)	$14,785
Non-cash purchase accounting impact	1,559	1,605
Restructuring expenses, net	4,514	7,238
Unrealized currency loss (gain)	9,607	(1,856)
Loss on sale of land and building, net	2,196	—
Leadership transition expenses	898	—
Non-automotive electronics inventory benefit	—	(1,060)
Other	1,102	272
Tax effect of above	(4,131)	(1,397)
Adjusted net income	$15,617	$19,587

Weighted average shares outstanding:
Basic	30,779	31,544
Diluted	30,779	31,691

(Loss) earnings per share, as reported:
Basic	$(0.00)	$0.47
Diluted	$(0.00)	$0.47

Adjusted earnings per share:
Basic	$0.51	$0.62
Diluted	$0.51	$0.62

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEETS

(Dollars in thousands, except share data)

(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$163,142	$134,134
Accounts receivable, net	284,241	258,112
Inventory:
Raw materials	143,275	137,511
Work in process	21,455	19,059
Finished goods	71,258	70,786
Inventory, net	235,988	227,356
Other current assets	80,673	64,413
Total current assets	764,044	684,015
Property and equipment, net	253,169	252,970
Goodwill	102,431	99,603
Other intangible assets, net	56,288	57,251
Operating lease right-of-use assets	57,550	43,954
Deferred income tax assets	75,867	75,041
Other non-current assets	34,897	34,722
Total assets	$1,344,246	$1,247,556
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$243,224	$226,815
Current lease liabilities	9,535	7,517
Current maturities of long-term debt	138	137
Other current liabilities	100,333	105,824
Total current liabilities	353,230	340,293
Long-term debt, less current maturities	262,034	220,064
Non-current lease liabilities	50,795	37,052
Pension benefit obligation	3,745	4,017
Other non-current liabilities	27,914	29,183
Total liabilities	$697,718	$630,609
Shareholders’ equity:
Common Stock:
No par value; 55,000,000 shares authorized 30,859,119 and 30,788,639 issued and outstanding at March 31, 2025 and December 31, 2024, respectively	3,446	2,049
Paid-in capital	4,290	4,290
Accumulated other comprehensive loss	(56,881)	(85,193)
Accumulated earnings	695,673	695,801
Total shareholders’ equity	646,528	616,947
Total liabilities and shareholders’ equity	$1,344,246	$1,247,556

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Operating Activities:
Net (loss) income	$(128)	$14,785
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	12,931	13,818
Deferred income taxes	(2,769)	(184)
Stock based compensation	2,621	3,789
Loss on disposition of property and equipment	2,338	69
Provisions for inventory	1,427	296
Other	1,082	(842)
Changes in assets and liabilities:
Accounts receivable, net	(22,597)	(14,856)
Inventory	(6,141)	(16,648)
Other assets	(27,312)	(29,226)
Accounts payable	14,336	12,337
Other liabilities	10,868	6,340
Net cash used in operating activities	(13,344)	(10,322)
Investing Activities:
Purchases of property and equipment	(14,871)	(11,320)
Proceeds from the sale of property and equipment	3,743	22
Proceeds from deferred purchase price of factored receivables	744	2,732
Cost of technology investments	(150)	(265)
Net cash used in investing activities	(10,534)	(8,831)
Financing Activities:
Borrowings on debt	52,000	10,000
Repayments of debt	(10,037)	(10,324)
Proceeds from the exercise of Common Stock options	—	812
Taxes withheld and paid on employees' stock based compensation	(1,224)	(2,022)
Net cash provided by (used in) financing activities	40,739	(1,534)
Foreign currency effect	12,147	(3,879)
Net increase (decrease) in cash and cash equivalents	29,008	(24,566)
Cash and cash equivalents at beginning of period	134,134	149,673
Cash and cash equivalents at end of period	$163,142	$125,107
Supplemental disclosure of cash flow information:
Cash paid for taxes	$5,152	$4,900
Cash paid for interest	3,128	3,310

GENTHERM INCORPORATED

OTHER NON-GAAP RECONCILIATIONS

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Total operating expenses	$69,404	$70,704
Restructuring expense, net	(4,514)	(7,238)
Non-cash stock based compensation	(2,349)	(3,490)
Leadership transition expenses	(898)	—
Loss on sale of land and building, net	(2,196)	—
Other	—	(840)
Adjusted operating expenses	$59,447	$59,136

	March 31, 2025	March 31, 2024
Cash and cash equivalents	$163,142	$125,107
Revolving line of credit availability	235,224	278,000
Total liquidity	$398,366	$403,107